                                                                      Ex. 23h4v


                                  Appendix A

                                                 Total Fund Operating Expenses
Fund                                             (as a percentage of average daily net assets)
----                                             ---------------------------------------------
Fixed Income - Investment Class                                        0.80%
Fixed Income - Institutional Class                                     0.55%
Short-Term Fixed Income - Investment Class                             0.80%
Short-Term Fixed Income - Institutional Class                          0.55%
Municipal Bond - Investment Class                                      0.79%
Municipal Bond - Institutional Class                                   0.55%
Short-Term Municipal Bond - Investment Class                           0.80%
Short-Term Municipal Bond - Institutional Class                        0.55%
High Yield Bond - Investment Class                                     0.90%
High Yield Bond - Institutional Class                                  0.65%
High Yield Bond - Premier Class                                        0.50%
Smaller Companies - Investment Class                                   1.50%
Smaller Companies - Institutional Class                                1.25%
European Equity - Investment Class                                     1.50%
European Equity - Institutional Class                                  1.25%
European Equity - Premier Class                                        0.95%